As filed with the Securities and Exchange Commission on February 29, 2016.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACTIVISION BLIZZARD, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4803544
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

3100 Ocean Park Boulevard

Santa Monica, California 90405

(Address of principal executive offices)

ACTIVISION BLIZZARD, INC. 2014 INCENTIVE PLAN

(Full title of the plan)

Dennis Durkin

Chief Financial Officer

Activision Blizzard, Inc.

3100 Ocean Park Boulevard

Santa Monica, California 90405

(Name and address of agent for service)

(310) 255-2000

(Telephone number, including area code,

of agent for service)

with copy to:

Chris B. Walther

Chief Legal Officer

Activision Blizzard, Inc.

3100 Ocean Park Boulevard

Santa Monica, California 90405

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “accelerated filer,” “large accelerated filer,” “non-accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.000001 per share	7,909,850	$31.01	$245,284,448.50	$24,700.14

(1)                             Represents shares issuable pursuant to the Activision Blizzard, Inc. 2014 Incentive Plan (the “Plan”).  Pursuant to Rule 416, there are also registered hereunder such indeterminate number of additional shares as may become available for issuance pursuant to the Plan as a result of the antidilution provisions contained therein.

(2)                             The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the daily high and low prices of shares of the common stock on February 24, 2016 as reported by The Nasdaq Stock Market, Inc.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed by Activision Blizzard, Inc, (the “Company”) pursuant to General Instruction E to Form S-8 to register 7,909,850 additional shares of the Company’s common stock, par value $0.000001 per share, issuable pursuant to the Plan, which are the same class as the securities for which the registration statement on Form S-8 (Registration No. 333-196956) was filed. This consists of (a) 63,533 shares issuable pursuant to the terms of the Plan and (b) 7,846,317 shares that were registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 9, 2010, file number 333-167428, with respect to which a post-effective amendment to deregister those shares from issuance is being filed contemporaneously with the filing of this Registration Statement.

Pursuant to General Instruction E to Form S-8, the contents of the registration statement on Form S-8 (Registration No. 333-196956) filed by the Company on June 20, 2014 are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth in this registration statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following is a list of all exhibits filed as a part of this registration statement on Form S-8, including those incorporated herein by reference.

Exhibit Number	Description of Exhibit

4.1	Third Amended and Restated Certificate of Incorporation of Activision Blizzard, Inc., dated June 5, 2014 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed June 6, 2014).

4.2	Third Amended and Restated Bylaws of Activision Blizzard, Inc., adopted as of February 2, 2016 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed February 8, 2016).

5.1	Opinion of Jeffrey A. Brown, Secretary of Activision Blizzard, Inc.

23.1	Consent of Jeffrey A. Brown, Secretary of Activision Blizzard, Inc. (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Company.

24.1	Power of attorney of each of Hendrik J. Hartong III and Casey Wasserman (included in the signature pages hereto).

24.2*	Power of attorney of each of Robert A. Kotick, Dennis Durkin, Stephen Wereb, Robert J. Corti, Brian G. Kelly, Barry Meyer, Robert J. Morgado, Peter Nolan and Elaine Wynn.

99.1	Activision Blizzard, Inc. 2014 Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed June 6, 2014).

* Previously filed on June 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 26 day of February, 2016.

ACTIVISION BLIZZARD, INC.

By:	/s/ Dennis Durkin
Dennis Durkin
Chief Financial Officer, Activision Blizzard, Inc.

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Jeffrey A. Brown as attorney-in-fact and agent, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection with the registration statement, with the Commission, granting to this attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES	TITLE	DATE

*	President and Chief Executive Officer (Principal Executive Officer) and Director	February 26, 2016
Robert A. Kotick

*	Chief Financial Officer (Principal Financial Officer)	February 26, 2016
Dennis Durkin

*	Chief Accounting Officer (Principal Accounting Officer)	February 26, 2016
Stephen Wereb

*	Director	February 26, 2016
Robert J. Corti

/s/ Hendrik J. Hartong III	Director	February 26, 2016
Hendrik J. Hartong III

*	Chairman and Director	February 26, 2016
Brian G. Kelly

*	Director	February 26, 2016
Barry Meyer

*	Director	February 26, 2016
Robert J. Morgado

*	Director	February 26, 2016
Peter Nolan

/s/ Casey Wasserman	Director	February 26, 2016
Casey Wasserman

*	Director	February 26, 2016
Elaine Wynn

*By:	/s/ Jeffrey A. Brown
Jeffrey A. Brown, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Third Amended and Restated Certificate of Incorporation of Activision Blizzard, Inc., dated June 5, 2014 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed June 6, 2014).

4.2	Third Amended and Restated Bylaws of the Activision Blizzard, Inc., adopted as of February 2, 2016 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed February 8, 2016).

5.1	Opinion of Jeffrey A. Brown, Secretary of Activision Blizzard, Inc.

23.1	Consent of Jeffrey A. Brown, Secretary of Activision Blizzard, Inc. (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Company.

24.1	Power of attorney of each of Hendrik J. Hartong III and Casey Wasserman (included in the signature pages hereto).

24.2*	Power of attorney of each of Robert A. Kotick, Dennis Durkin, Stephen Wereb, Robert J. Corti, Brian G. Kelly, Barry Meyer, Robert J. Morgado, Peter Nolan and Elaine Wynn.

99.1	Activision Blizzard, Inc. 2014 Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed June 6, 2014).

* Previously filed on June 20, 2014